SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549




                                      FORM 8-K/A


                               Current Report Pursuant
                            to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934






          Date of report (Date of earliest event reported) March 24, 1995

                           Audits & Surveys Worldwide, Inc.
                (Exact Name of Registrant as Specified in Its Charter)

                                       Delaware
                    (State or Other Jurisdiction of Incorporation)

                    1-7675                        13-1809586
           (Commission File Number)    (I.R.S. Employer Identification No.)


          650 Avenue of the Americas, New York, NY              10111
          Address of Principal Executive Offices)            (Zip Code)

                                    (212) 627-9700
                 (Registrant's Telephone Number, Including Area Code)





          Item 7.  Financial Statements, Pro Forma Information and
                   Exhibits.



          Item 7(a) of Registrant's Current Report on Form 8-K, dated (Date of earliest event reported) March 24, 1995, is hereby amended to include the financial statements of Audits and Surveys, Inc. ("A&S") for the year ended December 31, 1994. The financial statements have been audited by Deloitte & Touche LLP and have been found to present fairly the financial position of A&S and results of operations in conformity with generally accepted accounting principles.

          Item 7(b) of the above referenced Form 8-K is hereby further amended to include the pro forma financial information required by this Item.































































          AUDITS AND SURVEYS, INC. AND SUBSIDIARIES


          Independent Auditors' Report
          Consolidated Financial Statements for the
          Years Ended December 31, 1994,
          November 28, 1993, November 29, 1992 and for the
          One-Month Ended December 31, 1993,




























          INDEPENDENT AUDITORS' REPORT


          To the Board of Directors and Stockholders of Audits and Surveys Worldwide, Inc. and Subsidiaries:

          We have audited the accompanying consolidated balance sheets of Audits and Surveys, Inc. and Subsidiaries as of December 31, 1994 and November 28, 1993 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1994, November 28, 1993 and November 29, 1992, and the consolidated statements of income and stockholders' equity for the one-month ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Audits and Surveys, Inc. and Subsidiaries as of December 31, 1994 and November 28, 1993 and the results of their operations and their cash flows for the years ended December 31, 1994, November 28, 1993 and November 29, 1992 and results of their operations for the one-month ended December 31, 1993 in conformity with generally accepted accounting principles.


          DELOITTE & TOUCHE LLP
          New York, New York

          March 17, 1995
          (March 24, 1995 as to Notes 4 and 14)













          AUDITS AND SURVEYS, INC. AND SUBSIDIARIES
          CONSOLIDATED BALANCE SHEETS

                                                  December 31, November 28,
          ASSETS                                       1994       1993

          CURRENT ASSETS:
             Cash                                   $  754,309   $ 449,196
             Accounts receivable (Note 1):
             Billed (net of allowance for
             doubtful accounts
             of $128,985 and $-0-)                   7,413,448   4,494,736
             Unbilled                                1,947,728   2,519,769
             Prepaid expenses                          699,799     580,040
             Deferred income taxes (Notes 1 and 6)     195,638      42,325
             Other current assets                      303,633     141,386

             Total current assets                   11,314,555   8,227,452

          PROPERTY AND EQUIPMENT (Note 1):
             Furniture and fixtures                    367,660     379,436
             Equipment                               1,566,316   1,438,646
             Leasehold improvements                  2,729,239   2,750,700
             Assets held under capital
             leases (Note 5)                           222,862     222,862

                  Total                              4,886,077   4,791,644

             Less accumulated depreciation
             and amortization                        2,361,638   1,971,427

             Property and equipment - Net            2,524,439   2,820,217

          DUE FROM OFFICERS/STOCKHOLDERS
          (Note 10)                                    36,869     299,007

          CASH SURRENDER VALUE OF OFFICERS' LIFE
             INSURANCE                                 293,270     269,295

          DEFERRED INCOME TAXES (Notes 1 and 6)       792,840     170,995

          INVESTMENTS IN AND ADVANCES TO
          AFFILIATES
             (Notes 1 and 2)                                 -     213,366

          DEFERRED MERGER COSTS (Note 14)           1,112,703           -

          OTHER ASSETS (Note 3)                       403,771      641,337

          TOTAL ASSETS                            $16,478,447 $12,641,669

          See notes to consolidated financial statements.








          AUDITS AND SURVEYS, INC. AND SUBSIDIARIES
          CONSOLIDATED BALANCE SHEETS

                                                 December 31,  November 28,
          LIABILITIES AND STOCKHOLDERS' EQUITY   1994          1993
          CURRENT LIABILITIES:
             Accounts payable and accrued
               expenses                            $ 2,940,633  $ 1,466,657
             Accrued payroll and bonuses             3,432,680    4,372,654
             Notes payable to officers/
               stockholders (Note 10)                1,500,000      390,806
             Customer billings in excess of
               revenues earned (Note 1)              4,613,145    2,137,211
             Income taxes payable                      595,065            -
             Current portion of long-term debt
               (Note 4)                                366,000      392,799
             Current portion of capital lease
               obligations (Note 5)                     44,211       40,991

             Total current liabilities              13,491,734    8,801,118

          LONG-TERM DEBT, NET OF CURRENT
            PORTION (Note 4)                           439,802      891,920

          CAPITAL LEASE OBLIGATIONS, NET OF
               CURRENT PORTION (Note 5)                 104,362     152,119

          MINORITY INTEREST                              54,122           -

          DEFERRED COMPENSATION (Note 7)                292,953     332,586

          ACCRUED RENT (Note 8)                         963,736   1,208,537

               Total liabilities                     15,346,709  11,386,280

          COMMITMENTS AND CONTINGENCIES (Note 13)

          STOCKHOLDERS' EQUITY (Notes 9 and 13):
             Common stock, no par value, 10,000
             shares authorized and issued                14,286      14,286
             Additional paid-in capital                 333,960      15,000
             Retained earnings                        1,167,656   1,807,780
             Cumulative foreign currency
               translation adjustment (Note 1)           (3,846)    (52,947)

                                                      1,512,056   1,784,119

             Treasury stock, at cost (2,558
             and 3,556 shares, respectively)           (380,318)   (528,730)

             Total stockholders' equity               1,131,738   1,255,389

          TOTAL LIABILITIES AND STOCKHOLDERS'
          EQUITY                                     16,478,447  12,641,669





          AUDITS AND SURVEYS, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENTS OF INCOME

                                                          One-Month
                                            Year Ended      Ended        Year Ended   Year Ended
                                           December 31,  December 31,   November 28, November 29,
                                               1994          1993           1993         1992
          REVENUES (Note 1)               $43,917,562   $2,567,725    $40,173,592  $35,366,950

          COSTS AND EXPENSES:
             Direct costs                   17,815,370      929,736     14,878,003   12,765,193
             Selling, general and
             administrative expenses        20,695,880    1,759,487     18,845,577   15,765,152
             Incentive bonuses (Note 10)     3,946,991      343,205      5,182,502    5,365,587
             Stock bonuses (Note 9)            778,959            -              -            -
             Provision in connection with
             retirement agreement
               (Note 10)                       341,000            -              -            -
             Interest expense                  205,788       12,559        167,940      128,395
             Gain on sale of investment
             in affiliate (Note 2)         (1,335,052)            -              -            -
             Other (income) - net            (400,112)     (54,631)      (385,842)    (360,058)

                Total costs and expenses    42,048,824    2,990,356     38,688,180   33,664,269

          INCOME BEFORE PROVISION (BENEFIT)
             FOR INCOME TAXES                1,868,738    (422,631)      1,485,412    1,702,681

          PROVISION (BENEFIT) FOR INCOME
             TAXES (Notes 1 and 6)             852,442    (960,454)        161,884      169,256

          NET INCOME                       $1,016,296     $537,823     $1,323,528   $1,533,425

          See notes to consolidated financial statements.










          AUDITS AND SURVEYS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                        ADDITIONAL
                                      COMMON   STOCK    PAID-IN    RETAINED   TREASURY  STOCK
                                      SHARES   AMOUNT   CAPITAL    EARNINGS   SHARES    AMOUNT
      BALANCE, DECEMBER 1, 1991       $10,000  $14,286    $15,000  $1,875,501   $2,338  $319,349

          Net income                        -        -  1,533,425           -        -         -

          Distributions to
          stockholders (Note 9)             -        -          -  (2,055,844)       -         -

      BALANCE, NOVEMBER 29, 1992       10,000   14,286     15,000   1,353,082    2,338   319,349

          Net income                        -        -          -   1,323,528        -         -

          Purchase of treasury shares
          (Note 9)                          -        -          -           -    1,478   254,091

          Issuance of treasury shares
             to an officer pursuant to
             a stockholders'
             agreement (Note 9)             -        -          -          -     (260)   (44,710)

          Distributions to
             stockholders
             (Note 9)                       -        -          -   1,807,780    3,556   528,730

      BALANCE, NOVEMBER 28, 1993,
          as of previously reported    10,000   14,286     15,000   1,807,780    3,556   528,730

          Adjustment to record
            acquisition of
            Audits & Surveys,
            Canada Ventures,
            Inc. (Note 1)                   -        -          -    (145,150)       -         -

      BALANCE, NOVEMBER 28, 1993,
          as restated                  10,000   14,286     15,000   1,662,630    3,556   528,730

          Net income                        -        -          -     537,823        -         -

      BALANCE, DECEMBER 31, 1993       10,000   14,286     15,000   2,200,453    3,556   528,730

          Net income                        -        -          -   1,016,296        -         -

          Stock bonuses (Note 9)            -        -    318,960           -     (998) (148,412)

          Distributions to
            stockholders
            (Note 9)                        -        -          -           -        -         -

      BALANCE, DECEMBER 31, 1994       10,000   14,286   $333,960   1,167,656    2,558   380,318

      See notes to consolidated financial statements.




      AUDITS AND SURVEYS, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     Year Ended     Year Ended    Year Ended
                                                    December 31,   November 28,  November 29,
                                                        1994           1993          1992
      CASH FLOWS FROM OPERATING ACTIVITIES:
           Net income                                $1,016,296    $1,323,528    $1,533,425
           Adjustments to reconcile net income
            to net cash provided by operating
            activities:
           Depreciation and amortization                530,849       549,179       418,231
           Provision for bad debts                      152,782             -        34,480
           Deferred income taxes                         13,360        15,448       (23,944)
           Deferred compensation                         29,960        24,862        16,346
           Loss on investment in affiliate                    -        17,040        84,067
           Amortization of deferred charges              23,643        42,661        34,833
           Increase in cash surrender value
             of officers' life insurance                (23,975)      (79,286)     (76,546)
           Accrued rent                                (244,104)       36,074      (31,789)
           (Income) loss from investment
             accounted for on the
             equity method                              (72,000)       (6,856)        9,234
           Gain on sale of affiliate                 (1,335,052)            -             -
           Stock bonuses to officers                    467,372             -             -
           Minority interest                             48,742             -             -
           Changes in operating assets
             and liabilities:
             Accounts receivable                     (3,205,415)    (509,684)       404,581
             Prepaid expenses                           (62,721)    (257,721)     (205,818)
             Other current assets                       (61,285)     (61,448)        16,661
             Other assets                               (17,662)       35,908       (5,333)
             Accounts payable and accrued
               expenses                               1,553,184       162,422        48,019
             Accrued payroll and bonuses                361,796       316,105       301,930
             Customer billings in excess of
               revenues earned                        1,880,944     (175,444)       828,475
             Payment of deferred compensation           (69,593)            -             -
             Income taxes payable                       837,412             -             -
             Other                                      104,306             -             -

               Net cash provided by operating
                 activities                           1,928,839     1,432,788     3,386,852

      CASH FLOWS FROM INVESTING ACTIVITIES:
           Loans to affiliates                                -       (63,959)      (16,667)
           Loans to officers/stockholders             (110,554)      (122,558)      (92,712)
           Repayment of officer/stockholders' loans     170,976        87,584       224,212
           Purchases of property and equipment        (253,344)      (841,673)     (264,813)
           Investment in subsidiary                           -       (56,458)            -
           Proceeds from sale of affiliate            1,500,000             -             -
           Payment of deferred merger costs         (1,112,703)             -             -

               Net cash provided by (used in)
                investing activities                   194,375      (997,064)    (149,980)




      CASH FLOWS FROM FINANCING ACTIVITIES:
           Proceeds from notes payable to
             officers/stockholders                    1,500,000       390,806       710,304
           Principal payments on notes payable
             to officers/stockholders                  (390,806)     (710,304)    (767,202)
           Proceeds from long-term debt                       -       254,091       350,000
           Principal payments on long-term debt       (406,980)      (329,251)     (200,000)
           Proceeds from short-term
             borrowings - bank                          750,000             -             -
           Repayment of short-term
             borrowings - bank                       (1,500,000)            -             -
           Principal payments on capital
             lease obligations                          (41,229)      (29,752)            -
           Distributions to stockholders             (2,049,093)     (868,830)   (2,055,844)
           Purchase of treasury shares                        -      (254,091)            -
           Issuance of treasury shares                        -        44,710             -
               Net cash used in financing
               activities                            (2,138,108)   (1,502,621)   (1,962,742)

      EFFECT OF EXCHANGE RATE DIFFERENCES ON CASH        49,122       (38,668)      (14,300)

      NET INCREASE (DECREASE) IN CASH                    34,228    (1,105,565)   (1,259,830)

      CASH, BEGINNING OF YEAR                           720,081     1,554,761       294,931

      CASH, END OF YEAR                                 754,309       449,196     1,554,761

      SUPPLEMENTAL DISCLOSURE OF CASH
        FLOW INFORMATION:
        Cash paid during the year for:
         Interest                                    $  161,061   $   141,024    $  109,100
         Income taxes                                $    1,125   $   223,645    $  196,791

      SUPPLEMENTAL DISCLOSURE OF NONCASH
        INVESTING AND FINANCING ACTIVITIES:
        Capital lease obligation incurred for
          purchase of equipment                                   $222,862

     See notes to consolidated financial statements.























     AUDITS AND SURVEYS, INC. AND SUBSIDIARIES
     NOTES TO CONSOLIDATED STATEMENTS


     1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Basis of Financial Statement Presentation - The consolidated financial statements include the accounts of Audits and Surveys, Inc. ("A&S"), and its majority owned subsidiaries, Audits & Surveys Europe Ltd. ("A&SE") and Audits & Surveys - Canada Ventures Inc. ("A&SC") and Audits & Surveys Pacific - ("A&SP"). All significant intercompany transactions and balances have been eliminated.

          As of December 1, 1993, A&S purchased 92.56% of the outstanding shares of A&SC, a related New York holding company. A&SC holds a 50% interest in Totum Audits & Surveys ("Totum"), a Canadian partnership involved in marketing research services. The purchase price was paid for by the elimination of approximately $211,000 of loans due from officers/stockholders. The transaction represents a combining of two companies under common control and was accounted for as a pooling of interests. As a result of this transaction, A&S's equity was reduced by approximately $145,000, representing A&S's share of cumulative losses through November 30, 1993. The historical financial statements of A&S have not been restated to reflect this acquisition as the impact on such financial statements is not significant.

          Business Activity - A&S provides custom marketing research services and sales tracking information internationally.

          Fiscal Year - Through November 28, 1993, A&S's fiscal year was reported on a 52/53-week period which ended on the Sunday closest to November 30th. The fiscal years ended November 28, 1993 and
          November 29, 1992 were 52-week periods. Effective November 29, 1993, A&S adopted a calendar year for financial reporting purposes.

          Investments in Affiliates - The equity method of accounting was used by A&S when it had a 20 percent to 50 percent interest in other companies. Under the equity method, original investments are recorded at cost and adjusted for A&S's share of earnings or losses and distributions. At December 31, 1994, A&S did not have any investments accounted for by the equity method.

          Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of furniture and fixtures and equipment is provided using accelerated methods over five to ten years. Amortization of leasehold improvements and assets held under capital leases is provided using the straight-line method over the lease term.

          Revenue Recognition - The accompanying financial statements have been prepared using the percentage-of-completion method of accounting for certain contracts and, therefore, take into account the revenue, cost and estimated earnings on contracts not yet completed. Income is recognized on the excess of contract price over direct costs in the percentage that actual costs to date relate to total estimated costs to be incurred. At the time a loss on a contract becomes known, the entire amount of the estimated loss is recognized in the financial statements. In some instances, billing arrangements allow for amounts billed to exceed the revenue recognized, thus resulting in a



          liability. In those cases where revenue recognized exceeds billings to customers, an unbilled receivable is recorded.































































          Revenues for the distribution of certain marketing research information is recognized pro rata over the life of the contract.

          Income Taxes - Due to its acquisition of Audits & Surveys, Canada Ventures, Inc., A&S terminated its S corporation status. While A&S was an S corporation, the provision for income taxes reflected
          New York City general corporation tax and the tax for other states which did not recognize S corporation status, while there was no provision for Federal income taxes on the earnings of A&S as such earnings were taxed directly to the stockholders.

          Due to the termination of its status as an S corporation on December 1, 1993, A&S is now subject to Federal in addition to applicable state and local income taxes on taxable income earned.

          Effective November 30, 1992, A&S adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of differences between the bases of assets and liabilities for income tax and financial statement reporting, based on enacted tax laws. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

          Translation of Foreign Currencies - Financial statements of A&S are reported in U.S. dollars based on the determination that the U.S. dollar is A&S's functional currency. A&SE, using the pound as its functional currency, translates its financial statements into U.S. dollars. Assets and liabilities are translated at the rates of exchange in effect at year end; common stock and additional paid-in capital are translated using historical rates and revenue and expense accounts are translated at the average rates of exchange in effect during the period. Translation adjustments are reflected as a separate component of stockholders' equity.

          Reclassification - Certain items in the 1993 financial statements have been reclassified to conform to the current presentation.

     2.   INVESTMENTS IN AND ADVANCES TO AFFILIATES

          At November 29, 1992, A&S had an investment of $17,040 in Computer Tracking Inc. Such investment, recorded at an original cost of $100,000, was written down during 1992. The balance of $17,040 was written off in 1993.

          At November 28, 1993 and November 29, 1992, A&S owned 22.5 percent of IPSA Argentina ("IPSA"), an affiliated company engaged in the same line of business as A&S. Such investment amounted to $92,949 and $84,986 at November 28, 1993 and November 29, 1992, respectively.

          On November 28, 1994, effective December 6, 1994, A&S sold its investment in IPSA for an aggregate of $1,500,000, thereby realizing a net gain of $1,335,052.

          At November 28, 1993, A&S had advanced funds amounting to $104,305 which were used to capitalize A&SP formed subsequent to year-end. A&S






          owns approximately 51 percent of this entity. Such funds, representing initial capital of $56,458 and a loan of $47,847, are included in investments in and advances to affiliates in the accompanying consolidated balance sheet for the year ended November 28, 1993.

          Investments in and advances to affiliates also includes $16,112 advanced to Totum Audits & Surveys, a Canadian affiliate, at November 28, 1993.





















































     3.   OTHER ASSETS

          Other assets consist of the following :

                                              December 31,     November 28,
                                                 1994             1993

                 Deferred charges               $265,932        $430,216
                 Security deposits               137,839         118,187
                 Tax deposit (Note 6)                  -          92,934

                                                $403,771        $641,337

          Deferred charges represent commission payments made in connection with the sublease of a portion of A&S's premises. Such amounts have been deferred and are being amortized over the lease terms of the related subleases.

     4.   LONG-TERM DEBT

          Long-term debt consists of the following:

                                                  December 31,   November 28,
                                                      1994           1993
            Term loan payable to a bank, with
             interest at 1/2 percent above the
             prime rate, due in quarterly
             installments of $50,000 through
             March 1994.  Such loan is
             collateralized by leasehold
             improvements and the
             assignment of a sublease.                $     -    $  100,000
            Note payable to a bank with interest
             at 1 percent above 3 the prime
             rate, due in quarterly installments
             of $62,500 beginning March 1994
             through September 1997.                  687,500       937,500
            Installment note payable to a finance
             company, due in monthly installments
             of $2,310 including interest at the
             rate of 12.35 percent.  This note is
             collateralized by certain computer
             equipment and matures in
             February 1996.                            27,991        52,484
            Note payable to a former stockholder
             with interest at 7 percent
             per annum, due in quarterly
             installments of principal and
             interest of $23,574 through
             December 1995, at which time
             any unpaid principal and interest
             is due.                                   90,311       194,735

           Total                                      805,802     1,284,719

           Less current portion                       366,000       392,799
           Long-term portion                         $439,802      $891,920






          A&S has an available credit facility with a bank, aggregating $2,500,000. Such facility is collateralized by accounts receivable. The credit facility, as amended on March 24, 1995, contains customary affirmative and negative covenants including those requiring A&S to maintain certain financial ratios and minimum levels of net worth.

          Long-term debt matures in each of the years subsequent to December 31, 1994, as follows:

                         Year Ending
                         December 31,       Amount

                           1995           366,000
                           1996           252,302
                           1997           187,500
                                         $805,802

     5.   CAPITAL LEASE OBLIGATIONS

          During 1993, A&S entered into lease agreements for computer and office equipment that have been accounted for as capital leases due to the provisions of the lease agreements. The equipment has been recorded in the accompanying consolidated financial statements at the present value of the future minimum lease payments.

          At December 31, 1994, future minimum lease payments are as follows:

                         Year Ending
                        December 31,              Amount

                           1995                   53,210
                           1996                   53,210
                           1997                   53,210
                           1998                    6,168

               Total future minimum
                lease payments                   165,798

               Less amounts representing
                interest                          17,225

               Present value of future
                minimum lease payments
                (including $44,211
                payable currently)              $148,573

               Accumulated depreciation related to assets held under capital leases at December 31, 1994 was $92,859.

     6.   INCOME TAXES

          As discussed in Note 1, A&S adopted SFAS No. 109 as of November 30, 1992. The cumulative effect of this change in accounting principle was immaterial and there was no effect on the provision for income taxes for the year. In connection with the termination of A&S's S corporation status, a cumulative Federal and New York State deferred tax asset of $759,421 was recognized with an offsetting credit to the provision for income taxes.









          The tax effects of temporary differences which give rise to the net deferred tax asset at December 31, 1994 and November 28, 1993 are as follows:

                                               December 31,     November 28,
                                                   1994            1993

                 Deferred income tax assets:
                   Accrued rent                  $ 431,983       $116,619
                   Basis of leasehold
                   improvements                    229,546         38,945
                   Deferred compensation           131,313         29,695
                   Accrued vacation pay            129,716         25,410
                   Other                            65,920          2,651

                 Total                             988,478        213,320

                 Less current portion              195,638         42,325

                      Long-term portion           $792,840       $170,995

                      Deferred income taxes for the year ended November 29, 1992 arose primarily from the items listed above.

          The components of the provision (benefit) for income taxes for the years ended December 31, 1994, November 28, 1993, November 29, 1992 and for the one month ended December 31, 1993 are as follows:

                                                   One-Month
                                     Year Ended    Ended          Year Ended      Year Ended
                                     December 31,  December 31,   November 28,    November 29,
                                     1994          1993           1993            1992
           Current                    839,081      (171,934)      $  146,436      $ 193,200
           Deferred                    13,361       (29,099)          15,448        (23,944)
           Effect of
            termination of
            S corporation
            election                       -       (759,421)              -               -

                                     $852,442     $(960,454)        $161,884       $169,256

          The following reconciles federal taxes at the statutory rate to the tax expense recorded in the financial statements for the year ended December 31, 1994:

           Federal taxes at statutory rate          $680,844
           State taxes, net of federal benefit       109,871
           Other                                      61,727

                                                    $852,442

          While an S corporation, A&S was required to maintain a tax deposit to cover the untaxed income between A&S's fiscal year-end and December
          31. Such tax deposit amounted to $92,934 at November 28, 1993 and was included in other assets in the accompanying consolidated balance sheet. The tax deposit at December 31, 1994 amounted to $87,388 and is included in other current assets in the accompanying consolidated






          balance sheet, since A&S has requested a refund from the Internal Revenue Service.

     7.   DEFERRED COMPENSATION

          A&S is a party to deferred compensation agreements with certain key employees. Amounts due under such agreements amounted to $292,953 and $332,586 at December 31, 1994 and November 28, 1993, respectively.
          The costs related to these agreements for the years ended December 31, 1994, November 28, 1993, and November 29, 1992 and for the one-month period ended December 31, 1993 were $29,960, $24,863, $16,346, and $0, respectively.


     8.   ACCRUED RENT

          A&S has entered into various lease agreements which provide for scheduled rent increases and free rent periods. In accordance with generally accepted accounting principles, rent expense has been recorded on the straight-line basis over the life of the leases. At December 31, 1994 and November 28, 1993, accrued rent represents that portion of rent expense (net of sublease income) which has not yet been paid.

      9.  STOCKHOLDERS' EQUITY

          In December 1992, A&S acquired 1,477.594 shares from a former officer pursuant a stockholders' agreement for an aggregate cost of $254,091. Additionally, A&S issued stock to another officer of A&S pursuant to a stockholders' agreement. Such stock (260 shares) was issued from treasury shares for $44,710.

          On July 21, 1994, A&S issued 998 shares of common stock to certain key employees, some of whom were already shareholders of A&S. The additional shares are the subject of new agreements ("Redemption Agreements") covering such shares which provide for, among other things, the purchase of such shares during and/or after termination of employment at a price equal to book value, as defined. In all cases, other than the death of a shareholder, the Redemption Agreements provide A&S with the right of first refusal. Upon the death of a shareholder, A&S would be obligated to reacquire such shares. In connection with this transaction, A&S charged $778,959 to operations representing the estimated fair value of the stock of $467,372 plus the estimated tax cost to the recipients of $311,587. Upon the effectiveness of the merger agreement (Note 14), all existing redemption agreements will terminate.

          During the years ended December 31, 1994, November 28, 1993 and November 29, 1992 and for the one month ended December 31, 1993, A&S declared and paid distributions of $2,049,093, $868,830, $2,055,844 and $0, respectively.

     10.  RELATED PARTY TRANSACTIONS

          Due from officers/stockholders at December 31, 1994 and November 28, 1993 consists primarily of notes receivable from certain officers and/or stockholders of A&S. Such notes are noninterest-bearing and are repayable on demand.

          Notes payable to officers/stockholders represent amounts payable to certain officers/stockholders of A&S pursuant to promissory notes.






          Such notes are term loans with monthly principal payments due, commencing on February 1, 1995, and bear interest at 7.75 percent at December 31, 1994. The notes payable to officers/stockholders that were outstanding at November 28, 1993 were repaid during 1994.

          A&S is obligated under various incentive compensation agreements with certain key employees. Such agreements provide for incentive bonuses based on the financial performance of their respective divisions. Total incentive bonuses including those A&S contributions to the defined contribution plan (Note 12), amounted to approximately $3,947,000, $5,183,000, and $5,366,000 in the years ended December 31,
          1994, November 28, 1993, November 29, 1992, respectively, and $343,000 for the one month ended December 31, 1993.

          On January 31, 1994, A&S entered into an agreement with one of its shareholders who owned approximately 9% of A&S's outstanding stock ("Retirement Agreement"), which provided for, among other things, the payment of salary, incentive bonuses and special bonuses and the repurchase of the shareholder's stock on November 30, 1995 at a price equal to two times the book value of those shares determined as of the redemption date. On August 19, 1994 the shareholder died. On February 9, 1995 A&S entered into a revised agreement with the estate of the deceased shareholder which amends A&S's obligations under the Retirement Agreement and provides for aggregate payments of $341,000 through August, 1995 in full settlement of all obligations to the estate. Additionally, the estate will not be required to redeem the shares of common stock held by them. During fiscal 1993, A&S accrued approximately $82,000 of incentive bonus for this individual.

     11.  ECONOMIC DEPENDENCY AND CONCENTRATION OF CREDIT RISK

          Approximately 21 percent, 32 percent, and 34 percent of A&S's revenues for the years ended December 31, 1994, November 28, 1993 and November 29, 1992, respectively, and 36 percent for the one month ended December 31, 1993 were derived from one client.

     12.  DEFINED CONTRIBUTION PLAN

          A&S sponsors a defined contribution plan covering substantially all of its employees. Contributions to the plan amounted to $192,934, $200,737 and $219,907 for the years ended December 31, 1994, November 28, 1993, November 29, 1992, respectively, and $15,773 for the one month ended December 31, 1993. A&S contributions are determined by management annually.

     13.  COMMITMENTS AND CONTINGENCIES

          A&S is obligated under agreements with its shareholders ("Shareholders' Agreements") which provide for, among other things, the purchase of a shareholder's stock during and/or after termination of employment. The Shareholders' Agreements provide A&S with a right of first refusal in all circumstances other than the death of a shareholder, in which case A&S would be obligated to redeem the deceased shareholder's stock at a price equal to six times the weighted average earnings of A&S (as defined in the Shareholders' Agreements). In instances other than the death of a shareholder, A&S may reacquire stock at a price based on a book value formula as defined in each shareholder's agreement. Upon the effectiveness of the merger agreement (Note 14), all existing shareholders agreements will terminate.







          Operating Leases - A&S is obligated under lease agreements for office space which expire at various dates through February 28, 2003. Under the terms of the leases A&S is obligated to pay its portion of operating costs and real estate tax increases. Rent expense for the years ended December 31, 1994, November 28, 1993 and November 29, 1992 was approximately $1,600,695, $1,610,876, and $1,549,094, respectively, and $122,074 for the one month ended December 31, 1993. Rental income for each of the years ended December 31, 1994, November 28, 1993 and November 29, 1992 was $936,708 and $78,059 for
          the one month ended December 31, 1993.
          Future minimum lease commitments and sublease income at December 31, 1994 are as follows:

            Year Ending                         Lease           Sublease
            December 31,                      Commitment         Income

                1995                         $  1,513,082     $  974,004
                1996                            1,500,454        977,587
                1997                            1,500,748      1,017,000
                1998                            1,700,782      1,064,833
                1999                            1,715,507      1,099,000
                Thereafter                      5,251,559      3,480,167

                                              $13,182,132     $8,612,591
     14.  MERGER AGREEMENT

          On August 11, 1994, A&S and The Triangle Corporation ("Triangle") signed a Merger Agreement (as amended as of October 7, 1994,
          January 6, 1995, January 31, 1995 and February 8, 1995, the "Merger Agreement") pursuant to which A&S would be merged with and into Triangle (the "Merger"). The Merger Agreement provides that Triangle will be the surviving corporation of the Merger and the separate existence of A&S would cease. The name of the merged corporation (the "Combined Company") would be "Audits & Surveys Worldwide, Inc." Each share of Triangle's common stock outstanding prior to the consummation of the Merger would remain outstanding following the consummation of the Merger. Each share of A&S's common stock outstanding prior to the Merger would be exchanged for 1,407.565 shares of Triangle's common stock, subject to adjustment under certain circumstances. Upon consummation of the Merger, the holders of Triangle's common stock immediately prior to the Merger would own 20% of the Combined Company's common stock and the holders of A&S's common stock immediately prior to the Merger would own 80% of the Combined Company's common stock.

          The Merger was consummated on March 24, 1995. For accounting purposes, the Merger will be treated as a purchase, with A&S deemed to be the acquiring party and Triangle deemed to be the acquired party. Inasmuch as Triangle's operations are limited, the purchase price will be allocated among the fair value of Triangle's net assets acquired. Any excess purchase price will be charged to paid-in capital. Accordingly, no goodwill will be recorded in connection with this transaction. A&S has incurred approximately $1,113,000 in Merger-related costs. Such costs are included as deferred merger costs at December 31, 1994.
                                     * * * * * *









     AUDITS AND SURVEYS, INC. AND SUBSIDIARIES
     PRO FORMA CONSOLIDATED RESULTS OF OPERATIONS
                  (Unaudited)


     The accompanying unaudited pro forma consolidated financial information is presented to illustrate the effects of certain adjustments to the historical financial statements of the Triangle Corporation ("Triangle") and Audits and Surveys, Inc. ("A&S") as if the Merger and subsequent change in name to Audits & Surveys Worldwide, Inc. (The "Company" or the "Combined Company") had occurred on the first day of the earliest periods presented in the Pro Forma Consolidated Results of Operations.
     The unaudited pro forma consolidated financial data should be read in conjunction with the notes thereto appearing herein and also in conjunction with the year-end financial statements and notes thereto of Triangle included in Triangle's Annual Report on Form 10-K for the year ended December 31, 1994, and year-end historical statements and notes thereto of A&S for the year ended December 31, 1994, included herein.

     The unaudited pro forma results of operations are presented for informational purposes only and do not purport to represent the actual results and financial position of the Combined Company had the Merger occurred on the dates described above, nor are they necessarily indicative of the future operating results of the Combined Company after the Merger.

                                              ($$ in thousands)

                               A&S, Inc.     Triangle
                               Three Months  Three Months  Dis-
                               Ended         Ended         continued          Pro
                               March 31,     March 31,     Opera-             Forma
                               1995          1995          tions(3)  Adjusted Adjustments Pro Forma
      REVENUES                    $13,313       $851      (851)      $13,313     -      $13,313
      COSTS AND EXPENSES:

         Costs of sales                 -        659      (659)            -     -            -
         Direct costs               6,358          -         -         6,358     -        6,358
         Selling, general and
            administrative
            expenses                5,674        626      (186)        6,114   124 (4)    5,990

         Incentive bonuses            464          -         -           464     -          464
         Provision for merger
            expenses                    -         83         -            83   (83)(5)        -
         Gain on elimination of
            employment contract         -       (445)        -          (445)  445 (6)        0
         Interest expense              60          -         -            60     -           60
         Other income - net          (172)       (10)        -          (182)    -         (182)

                                   12,384        913      (845)       12,452   238       12,690

      INCOME (LOSS) BEFORE
         PROVISION FOR
         INCOME TAXES                 929        (62)       (6)          861  (238)         623







      PROVISION FOR INCOME TAXES      362          0         0           362  (138)(2)      224

      NET INCOME (LOSS) FROM
       CONTINUING OPERATIONS          $567      ($62)       ($6)        $499 ($100)        $399


      NET INCOME (LOSS) FROM
       DISCONTINUED OPERATIONS           -         -          -           $6                 $6

      NET INCOME                         -         -          -            -              $ 405

      WEIGHTED AVERAGE SHARES
       OUTSTANDING (7)                   -         -          -            -         13,094,755

      INCOME (LOSS) PER COMMON
       SHARE (7)                         -         -          -            -                  -

       Income (loss) from continuing
        operations                       -         -          -            -                  $0.03

       Income (loss) from discontinued
        operations                       -         -          -            -                  $0.00

       Net Income                        -         -          -            -                  $0.03






































     AUDITS AND SURVEYS, INC. AND SUBSIDIARIES
     PRO FORMA CONSOLIDATED RESULTS OF OPERATIONS
                  (Unaudited)

                                                   ($$ in Thousands)


                                A&S, Inc.     Triangle     Discon-
                                Year Ended    Year Ended   tinued
                                December 31,  December 31, Opera-             Adjust-
                                1994          1994         tions(3) Adjusted  ments    Pro Forma
      REVENUES                    $43,918      $3,024    ($3,024)  $43,918       -      $43,918
      COSTS AND EXPENSES:

         Costs of sales                 -       2,516     (2,516)        -       -            -
         Direct costs              17,815           -          -    17,815       -       17,815
         Selling, general and
            administrative
            expenses               20,696       1,597       (816)   21,477     955 (1)   22,212
                                                                             (220) (4)        -
         Incentive bonuses          3,947           -          -     3,947 (2,304) (1)    1,643
         Stock bonuses                779           -          -       779      -           779
         Provision for merger
            expenses                    -         300          -       300   (300) (5)        -
         Provision in connection
            with retire-
            ment agreement            341           -          -       341      -           341
         Interest expense             206         (52)         -       154      -           154
         Other income - net        (1,735)          -          -    (1,735)     -        (1,735)

                                   42,049       4,361     (3,332)   43,078 (1,869)       41,209

      INCOME (LOSS) BEFORE
         PROVISION FOR
         INCOME TAXES               1,869      (1,337)       308       840  1,869         2,709
      PROVISION FOR INCOME
         TAXES                        853           0          0       853    366 (2)     1,219

      NET INCOME (LOSS) FROM
         CONTINUING OPERATIONS     $1,016    ($1,337)       $308     ($13) $1,503        $1,490

      (NET INCOME (LOSS) FROM
         DISCONTINUED OPERATIONS        -          -           -     ($308)     -         ($308)

      NET INCOME                        -          -           -         -      -        $1,182
      WEIGHTED AVERAGE SHARES
         OUTSTANDING (7)                -          -           -         -      -    13,094,755

      INCOME (LOSS) PER COMMON
         SHARE (7)

         Income (loss) from
           continuing operations        -          -           -         -      -         $0.11

         Income (loss) from
           discontinued operations      -          -           -         -      -        ($0.02)







         Net Income                     -          -           -          -     -         $0.09



























































          AUDITS AND SURVEYS, INC. AND SUBSIDIARIES
          Notes to the Unaudited Pro Forma Consolidated Results of
          Operations

          (1) Adjustment to eliminate the portion of compensation paid to the principal stockholders and certain employees of A&S which is in excess of amounts provided under new compensation contracts which went into effect December 1, 1994.

          (2) To provide for income taxes on pro forma pretax income and to reflect a benefit from The Triangle Corporation's operating losses that would be derived from filing a consolidated tax return. No benefit has been reflected for utilization of Triangle's net operating loss carry forwards as its impacts is not expected to be significant.

          (3) To reflect the elimination of the results of operations of the remaining business which management plans to dispose of. Prior to disposal of the remaining businesses, the results of operations will be reported in the Company's consolidated results as discontinued operations.

          (4) To reflect elimination of certain duplicative overhead costs which management has specifically identified to be eliminated as a result of the merger. The principal office of Triangle will be closed on or before May 31, 1995 and all corporate employees, except for Mr. Bellows, will be terminated on or before June 30, 1995. The adjustment for the year ended December 31, 1994 and for the three months ended March 31, 1995 includes the following:

                                                December 31,   March 31,
                                                1994           1995

           Payroll and related fringes            $145,000      $41,000

           Rents and utilities at corporate
             offices                                40,000       15,000
           Professional fees/miscellaneous          35,000       68,000

                                                   220,000      124,000

          (5) To eliminate expenses incurred by Triangle which are directly attributable to the merger.

          (6) To reverse the gain realized from the forgiveness of a portion of the former employment contract between Mr. Bellows and Triangle upon consummation of the merger.

          (7) Pro forma net income per share is based on Triangle's weighted average shares outstanding plus 100% of the shares received by A&S's shareholders upon the consummation of the merger.







           Exhibit       Description
           Number

           (27)          Financial Data Schedule.






















































                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Audits & Surveys worldwide, Inc.


           Date: May 15, 1995            By: /s/ Anthony Timiraos
                                              Anthony Timiraos
                                              Executive Vice President-
                                              Finance and Chief
                                              Financial Officer





































